UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest events reported): February 12, 2008

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Premier Wealth Management, Inc. (the “Company”) previously reported on a Current Report on Form 8-K dated February 12, 2008 under Item 5.01 of Form 8-K, that Mr. Anthony J. Nightingale a director of the Company, resigned from all positions with the Company on February 12, 2008 to pursue other business ventures. This amendment to the Current Report on Form 8-K/A (the “Amended Report”) hereby amends certain information contained in the original report, and contains additional disclosure under Items 1.01 and 1.02 and encloses an agreement as well as correspondence from Mr. Nightingale as to his agreement to the statements hereby and thereby. This Amended Report contains forward looking statements and is subject to the safe harbor provisions of the Securities Exchange Act of 1934, as amended.

Item 1.01 Entry into a Material Definitive Agreement.
and
Item 1.02 Termination of a Material Definitive Agreement.

The Company and Mr. Nightingale entered into a Termination and Release Agreement dated as of February 29, 2008 (the “Termination Agreement”). The Termination Agreement provided, among other things, for the acceptance of the resignation by Mr. Nightingale as a director of the Company and for the termination of the Consulting Agreement entered into between the Company and Mr. Nightingale on September 5,2007 (the “Consulting Agreement”) and any other agreements or understandings among the parties, with the exception of the confidentiality provisions of such agreement which shall remain in full force and effect.

The Company agreed, under the Termination Agreement, to compensate to Mr. Nightingale in respect of the monthly remuneration originally due under his Consulting Agreement as follows:

▪	(U.S.) $25,000 payable on or before March 13, 2008; and
▪	(U.S.) $17,500 payable on or before March 31st, 2008; and
▪	(U.S.) $17,500 payable on or before April 30, 2008.

Any late payments to be subject to accumulating interest of LIBOR + 1% on a monthly basis.

Additionally, and among other things, the Termination Agreement provided for mutual releases of the parties and the consent of Mr. Nightingale to the statements made herein. Finally, Mr. Nightingale confirmed, among other things, that his resignation was not as a result of any disputes relating to internal controls over financial reporting or to the operations, policies or practices of the Company.

No assurance can be made that the Company will have sufficient funds to be able to make any or all of the foregoing payments.

The foregoing is intended as a summary only of the Termination Agreement, a copy of which is filed herewith as an exhibit to this Amended Report, the provisions of which are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

The Company previously reported, Mr. Nightingale a director of the Company, resigned from all positions with the Company on February 12, 2008 to pursue other business ventures.

Mr. Nightingale alleged, as his reasons for resigning, that the Company owed him funds under his consulting agreement with the Company and that the Company did not provide him with all corporate and financial information relating to the activities of the Company upon request by him on a timely basis. A copy of certain correspondence was filed with such Report.

While the Company denied the allegations, the Company since provided Mr. Nightingale with a copy of the Report, as filed, and requested that he provide the Company with a letter stating whether he agrees with the statements made herein with respect to his resignation and if not, stating in what respects he disagrees.

Since such time, and effective as of February 29, 2008, the Company and Mr. Nightingale entered into the Termination and Release Agreement, pursuant to which, among other things, the Company agreed to complete certain payments under Mr. Nightingale’s consulting agreement and entered into a mutual release with Mr. Nightingale. Additionally, Mr. Nightingale acknowledged by letter to the Company that he has reviewed the contents of the Report and this Current Report on Form 8-K, as amended hereby and agrees with the statements made herein. Additional information relating to the Termination Agreement is provided below in Item 1.01 and 1.02, and is enclosed as an exhibit to this Current Report on Form 8-K/A, the provisions of which are incorporated by reference herein.

Specifically, and without limitation, Mr. Nightingale has also represented that his resignation and his disputes with management did not relate to financial or accounting matters or improprieties or improprieties of any member of management or the board that related to or implicated the Company in any way or to the Company’s internal controls over financial reporting or disclosure and further, did not relate to any matter relating to the Company’s operations, policies or practices, but rather, related to his receipt of certain financial records on a readily available basis in preparation for Board meetings or per request.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The Exhibit to this report, are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 5, 2008	PREMIER WEALTH MANAGEMENT, INC.

By: /s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

EXHIBITS

10.1	Termination and Release Agreement, dated as of February 29, 2008, between Premier WealthManagement, Inc. and Anthony J. Nightingale.

99.1
Notice of Resignation of A.J. Nightingale, dated 12th February 2008 to Premier WealthManagement, Inc. (Incorporated by reference from Current Report on Form 8-K, dated February12, 2008, filed on February 19, 2008)

99.2	Correspondence from Mr. Anthony J. Nightingale agreeing to statements set forth in CurrentReport on Form 8-K/A dated February 12, 2008.